UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2009

LABURNUM VENTURES INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-52043
Commission File Number

404 – 1155 Mainland Street,
Vancouver, BC, Canada, V6B 5P2
(Address of principal executive offices)

Registrant’s telephone number, including area code: 604-731-7777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01      Entry into Material Definitive Agreement.

On June 4, 2009, Laburnum Ventures Inc. (the “Company”) entered into a binding letter of intent agreement (the “LOI”) with AGR Stone & Tools USA, Inc (“AGR”).  Pursuant to the terms of the LOI, the Company and AGR have agreed to engage in a share exchange which, if completed, would result in AGR becoming a wholly owned subsidiary of the Company.  Upon closing of the share exchange:

•	All shareholders of AGR will exchange their shares of AGR common stock for shares in the common stock of the Company.
•	The Company shall file an application to change its name to AGR International Inc.
•	Thomas Brown shall resign from all officer positions with the Company and:
o	G.M. (Rock) Rutherford shall be appointed as President, CEO and director;
o	John Kuykendall shall be appointed as Vice President, Chief Financial Officer, Secretary, Treasurer and director;
o	M. Todd Rutherford shall be appointed as Vice President and Chief Operations Officer and director; and
o	Thomas Brown shall remain as a director of the Company.
•	Thomas Brown shall cancel 25,000,000 shares of the Company’s common stock currently held in his name

This LOI may be terminated upon the occurrence of any one of the following events:

•	By mutual consent and such consent will not be unreasonably withheld; or
•	By either party if either party is not satisfied with the results of due diligence undertaken in good faith.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1	Letter of Intent entered into with AGR Stone & Tools USA, Inc. dated June 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 5, 2009	Laburnum Ventures Inc.
(Registrant)
	By:	/s/ Thomas R. Brown
Thomas R. Brown President and Chief Executive Officer (Principal Executive Officer and Principal Accounting Officer)